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Exhibit 23.1
Consent of Deloitte & Touche LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 13, 2004, relating to the financial statements and financial statement schedule of KMG Chemicals, Inc., appearing in the Annual Report on Form 10-K of KMG Chemicals, Inc. for the year ended July 31, 2004.

DELOITTE & TOUCHE LLP

February 23, 2005
Houston, Texas

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Exhibit 23.1 Consent of Deloitte & Touche LLP